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                                                                       EX. 10.13

                        1993 RESTRICTED STOCK AWARD PLAN

      1. Purpose. The purpose of this 1993 Restricted Stock Award Plan is to confer ownership in stock of the Horn & Hardart Company (the "Company") on employees of the Company, Hanover Direct, Inc., and other Affiliates of the Company who hold certain positions in the organization that are key to the Company's current and future success, thereby ensuring that such employees will be eligible to enjoy gains that are in line with increases in value created for the Company's shareholders.

      2. Definitions. As usual in this Plan, the following terms shall have the meanings set forth below:

      (a) "Affiliate" shall mean any entity which is controlled, directly or indirectly, by the Company.

      (b) "Award" shall mean any grant of Award Shares pursuant to the provisions of the Plan.

      (c) "Award Shares" shall mean Shares awarded to an Eligible Employee pursuant to Section 4 hereof.

      (d) "Board" shall mean the Board of Directors of the Company.

      (e) "Committee" shall mean the Compensation Committee of the Board. Where the context requires, the term "Company" shall include an Affiliate.

      (f) "Company" shall mean the Horn & Hardart Company and any successor thereto by merger or otherwise.

      (g) "Eligible Employee" shall mean any full-time or permanent part-time employee of the Company or an Affiliate selected by the Committee who (i) holds a key position that the Committee shall have designated for eligibility to participate in the Plan, (ii) has attained age 18, (iii) has performed at least 12 months of continuous service with the Company or an Affiliate, and (iv) is not covered by a collective bargaining agreement.

      (h) "Plan" shall mean this 1993 Restricted Stock Award Plan.

      (i) "Restriction Period" with respect to Award Shares shall mean the period beginning on the date of grant of such Award Shares and ending on the vesting date specified in the instrument evidencing the Award (or, if earlier, the date on which such Eligible Employee attains age 65, dies, or becomes permanently disabled).

      (j) "Shares" shall mean the common stock of the Company, par value $.66 2/3 per share.

      3. Effectiveness and Termination of Plan. The Plan shall become effective February 22, 1993, subject to ratification of the approval thereof at a meeting of shareholders by the



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holders of a majority of the Shares present and entitled to vote at such meeting. In no event may Award Shares be sold or transferred by the holder thereof prior to such approval. Should such shareholders fail so to approve the Plan, the Plan and all actions taken thereunder shall automatically be rescinded and become null and void.

      The Plan shall terminate on December 31, 1995 or such earlier date as the Board may determine. Any Award outstanding at the time of such termination shall remain in effect in accordance with its terms and those of the Plan.

      4. The Shares. Awards may be granted from time to time under the Plan for an appropriate of not more than 500,000 Award shares (subject to adjustment pursuant to Section 9). Such Shares shall be made available either from authorized and unissued Shares, Shares held by the Company in its treasury, or reacquired Shares. If any Shares awarded are reacquired by the Company by reason of a forfeiture of Award Shares, such Shares shall be declared not to have been issued pursuant to Awards under the Plan.

      5. Participation. The Eligible Employees or whom Awards may be granted under the Plan shall be determined by the Committee.

      Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any Eligible Employee any right to continue in the employ of the Company or an Affiliate or limit in any way the right of the Company or an Affiliate to terminate such employee's employment at any time.

      6. Restrictions on Award Shares.

      (A) Upon the granting to an Eligible Employee of Award Shares, the eligible Employee shall have absolute ownership of such Shares, including the right to vote such Shares and to receive dividends, subject, however, to the terms, conditions, and restrictions described herein and contained in the instrument evidencing the Award.

      (b) No Award Shares received by an Eligible Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period, other than by will or the laws of descent and distribution.

      (c) If an Eligible Employee ceases to be an employee of the Company or an Affiliate before the end of the Restriction Period, all Award Shares still subject to restriction shall be forfeited by the Eligible Employee and shall be reacquired by the Company.

      (d) The restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

      (e) The Committee may require, under such terms and conditions as it deems appropriate, that the certificates for Shares delivered under the Plan be held in custody by a bank or other institutions, or that the Company itself hold such shares in custody, during the Restriction Period, and may require as a condition of receipt of Award Shares that the Eligible Employee shall have delivered a stock power endorsed in blank relating to the Award Shares.

      7. Administration and Amendment of Plan. The Plan shall be administered by the Committee. The Committee shall have and shall exercise all powers and duties with respect to the Plan and its administration except such powers and duties as are reserved under this Section 7 to the Board. The Board may from time to time remove members from the Committee or add members thereto, and vacancies in the Committee, however caused, shall be filled by the Board. The Committee from time


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to time may adopt rules and regulations for carrying out this Plan. The interpretation and construction by the Committee of any provision of the Plan or any Award shall be final and conclusive. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted pursuant hereto.

      The Board may from time to time make such changes in and additions to the Plan, and the Committee may amend the terms and conditions of any Award, in each case as it may deem proper and in the best interest of the Company; provided, however, that no amendment shall become effective unless approved by affirmative vote of the Company's shareholders if such amendment materially increases the benefits accruing to Participants, materially increases the number of Shares that may issued under the Plan pursuant to Section 4, or materially modifies the requirements for eligibility to participate in the Plan. Amendments to the Plan or to any Award may be applied prospectively or retroactively; provided, however, that no such amendment to any Award previously granted to an Eligible Employee shall impair the rights of such Eligible Employee without the consent of such Eligible Employee or such Eligible Employee's estate.

      8. Withholding. Appropriate provision shall be made for all taxes required to be withheld with respect to Awards under the Plan under the applicable laws or other regulations of any governmental authority, whether Federal, state or local, and whether domestic or foreign. To that end, the Company may at any time take such steps as it may deem necessary or appropriate (including sale or retention of Award Shares) to provide for payment of such taxes.

      9. Adjustment of and Changes in Shares. In the event that the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend or a dividend on the Shares of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each Share theretofore appropriated or thereafter subject or which may become subject to an Award the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be, and references herein to Shares (including the restrictions on Award Shares contained in Section 6) shall be deemed to be references to any such stock or other securities as appropriate.

      10. Securities Act Registration. The Company will cause to be prepared and filed with the Securities and Exchange Commission such Registration Statement as may be required by the Securities Act of 1933, as amended.


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